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                                                     EXHIBIT 5(F)



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                                                     EXHIBIT 5(F)

                      CORE TRUST (DELAWARE)
                  INVESTMENT ADVISORY AGREEMENT


    AGREEMENT made this 20th day of February, 1996, between Core Trust (Delaware) (the Trust), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, Forum Advisors, Inc. (Forum Advisors), a corporation organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Linden Asset Management, Inc. (Linden), a corporation organized under the laws of the State of California with its principal place of business at 812 North Linden Drive, Beverly Hills, California 90210.

    WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the Act) as an open-end management investment company and is authorized to issue interests (as defined in the Trusts Trust Instrument) in separate series;

    WHEREAS, pursuant to an investment advisory agreement between the Trust and the Forum Advisors, Forum Advisors provides investment advisory services to Treasury Portfolio, a separate investment portfolios of the Trust (the Portfolio);

    WHEREAS, Linden provides investment advice and is registered with the Securities and Exchange Commission (the SEC) as an investment adviser under the Investment Advisers Act of 1940, as amended (the Advisers Act); and

    WHEREAS, Forum Advisors and the Trust desire that Linden perform investment advisory services for the Portfolio, and Linden is willing to provide those services on the terms and conditions set forth in this Agreement;

    NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

    SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

    The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument and Registration Statement filed with the Securities and Exchange Commission (the Commission) under the Act, as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trusts Board of Trustees (the Board). The Trust is currently authorized to issue eight



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series of interests and the Board is authorized to issue
interests in any number of additional series. The Trust has delivered to Forum Advisors and Linden copies of the Trusts Trust Instrument and Registration Statement and will from time to time furnish Forum Advisors and Linden with any amendments thereof.

    SECTION 2. DUTIES OF LINDEN; APPOINTMENT

    (a) Subject to the direction and supervision of the Board, Forum Advisors manages the investment and reinvestment of the assets of the Portfolios, and provides for certain management and services as specified in an Investment Advisory Agreement between the Trust and the Adviser.

    (b) The Trust hereby appoints Linden, and Linden hereby agrees, to act as investment subadviser to each Portfolio for the period and on the terms set forth in this Agreement. Subject to the direction and supervision of the Board, Linden shall manage the investment and reinvestment of the assets of the Portfolios, and, without limiting the generality of the foregoing, shall provide the management and other services as specified below, all in such manner and to such extent as may be directed from time to time by the Forum Advisors.

    SECTION 3.  DUTIES OF FORUM ADVISORS

    (a) Linden shall make decisions with respect to all purchases and sales of securities and other investment assets in each Portfolio. To carry out such decisions, Linden is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolios. In all purchases, sales and other transactions in securities for the Portfolios, Linden is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

    (b) Linden will report to the Board at each meeting thereof all changes in each Portfolio since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Portfolios and Linden, and on its own initiative, will furnish the Board from time to time with such information as Linden may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Portfolios holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolios maintain investments.



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Linden will also furnish the Board with such statistical and analytical information with respect to securities in the Portfolios as Linden may believe appropriate or as the Board reasonably may request.

    (c) In making purchases and sales of securities for the Portfolios, Linden will follow and comply with the policies set from time to time by the Board as well as the limitations imposed by the Trusts Trust Instrument and Registration Statement under the Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and restrictions of the Portfolios.

    (d) Linden will from time to time employ or associate with such persons as Linden believes to be particularly qualified to assist in the execution of Lindens duties hereunder, the cost of performance of such duties to be borne and paid by Linden. No obligation may be incurred on the Trusts behalf in any such respect.

    (e) Linden shall either monitor the performance of brokers, dealers and other persons who introduce or execute purchases, sales and other transactions of securities and other investment assets of the Portfolios or select an introducing broker who shall, as part of its transaction charges, monitor such performance. Such persons may be affiliated with the Adviser, Linden or other affiliates of the Trust to the extent permitted by the Act.

    (f) Linden shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. Linden shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by Linden pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of Linden shall be the property of the Trust. The Trust, or the Trusts authorized representatives, shall have access to such books and records at all times during Lindens normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Linden to the Trust or the Trusts authorized representatives.




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    SECTION 4.  EXPENSES

    The Trust hereby confirms that the Trust shall be responsible and shall assume the obligation for payment of all the Trusts expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trusts custodian and transfer agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trusts formation and maintaining its existence; costs of preparing the Trusts registration statement, account application forms and interestholder reports and delivering them to existing and prospective interestholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of interests in the Trust; costs of reproduction, stationery and supplies; compensation of the Trusts trustees, officers and employees and costs of other personnel performing services for the Trust; costs of Trust meetings; registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trusts interests are sold; state securities law registration fees and related expenses; and fees and out-of-pocket expenses payable to Forum Financial Services, Inc. under any placement agent, management or similar agreement.

    SECTION 5.  STANDARD OF CARE

    (a) Linden shall give the Trust the benefit of its best judgment and efforts in rendering its services to the Trust and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, Linden against any liability to the Trust or to the security holders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or Linden, from liability in violation of Sections 17(h), 17(i), or 36(b) of the Act.

    (b) Linden shall not be held responsible for any loss incurred by reason of any act or omission of any dealer, broker or custodian; provided that such loss is not the result of Lindens will full misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or the result of Lindens reckless disregard of its obligations and duties hereunder.




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    (c)  This Section shall survive the termination of this
Agreement and shall be binding upon the Trusts, Forum Advisors, and Lindens successors and personal representatives.

    SECTION 6.  COMPENSATION

    (b) To the extent (and for each Portfolio business day as defined in the Trusts Registration Statement) that Forum Advisors has delegated its duties to Linden as contemplated by Section 2 hereof, Linden shall receive from Forum Advisors a fee at an annual rate to be separately agreed with respect to the Portfolio. Such fees shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Upon the termination of this Agreement, Forum Advisors shall pay to Linden such compensation as shall be payable prior to the effective date of such termination. In no event, however, shall Forum Advisors be required to pay Linden unless Forum Advisors shall have received payment from the Trust.

    SECTION 7.  EFFECTIVENESS, DURATION, AND TERMINATION

    (a) This Agreement shall become effective with respect to a Portfolio immediately upon approval by a majority of the outstanding voting interests of that Portfolio.

    (b) This Agreement shall remain in effect with respect to a Portfolio for a period of two years from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Portfolio; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting interests of the Portfolio, and, in either case, (ii) by a majority of the Trusts trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved as to a Portfolio, Linden may continue to render to that Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

    (c) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting interests of a Portfolio on 60 days written notice to Linden or
(ii) by Linden on 60 days written notice to the Trust. This agreement shall terminate upon assignment.




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    SECTION 8.  ACTIVITIES OF LINDEN

    (a) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict Lindens right, or the right of any of Lindens officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

    (b) Linden represents that it is currently registered, and will during the entire period this Agreement is in effect be registered, as an investment adviser under the Advisers Act.

    SECTION 9.  LIMITATION OF INTERESTHOLDER AND TRUSTEE
    LIABILITY

    The Trustees of the Trust and the interestholders of the Portfolios shall not be liable for any obligations of the Trust or of the Portfolios under this Agreement, and Linden agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolios to which Lindens rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interestholders of the Portfolios.

    SECTION 10. NOTICE

    Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

         Two Portland Square
         Portland, Maine 04101
         Attention: Secretary

if to Linden at:

         812 North Linden Drive
         Beverly Hills, California 90210
         Attention: President




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and if to Forum Advisors, at:

         Two Portland Square
         Portland, Maine 04101
         Attention: Secretary

    SECTION 11.  MISCELLANEOUS

    (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting interests of the Portfolios thereby affected. No amendment to this Agreement or the termination of this Agreement with respect to a Portfolio shall effect this Agreement as it pertains to any other Portfolio.

    (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

    (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

    (e) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

    (f) The terms vote of a majority of the outstanding voting interests, interested person, affiliated person and assignment shall have the meanings ascribed thereto in the Act to the terms vote of a majority of the outstanding voting securities, interested person, affiliated person and assignment, respectively.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                  CORE TRUST (DELAWARE)




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                                  __________________________
                                  John Y. Keffer
                                    President

                                  LINDEN ASSET MANAGEMENT, INC.


                                  ________________________
                                  Anthony R. Fischer, Jr.
                                    President

                                  FORUM ADVISORS, INC.


                                  ________________________
                                  David R. Keffer
                                    Vice President




































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